Exhibit 10.38.2

AMENDMENT TO

GENWORTH FINANCIAL, INC. EXECUTIVE LIFE PROGRAM

Effective January 1, 2009, the program shall be amended by adding the following sentence to the end of Section 4.2:

“The Gross-Up Payment shall be paid promptly, and no later than December 31 of the year after the year in which the Participant’s Beneficiary remits the federal and state income taxes imposed upon the Death Benefit and the Gross-Up Payment.”

Adopted pursuant to resolutions of the Benefits Committee the 10th day of December, 2008.